SECURITY EQUITY FUND
FILE NO. 811-1136
CIK NO. 0000088525

EXHIBIT 77B:  Accountant's report on internal control

                         Report of Independent Auditors

The Shareholders and Board of Directors
Security Equity Fund

In planning and  performing  our audit of the  financial  statements of Security
Equity Fund for the year ended  September 30, 2001,  we considered  its internal control,  including control activities for safeguarding securities,  in order to determine our auditing  procedures  for the purpose of expressing our opinion on the financial  statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of Security  Equity Fund is  responsible  for  establishing  and maintaining internal control. In fulfilling this  responsibility,  estimates and judgments by management are required to assess the expected benefits and related costs of internal controls. Generally, internal controls that are relevant to an audit pertain to the entity's  objective of preparing  financial  statements for external  purposes  that are fairly  presented  in  conformity  with  accounting principles  generally accepted in the United States.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations in internal  control,  error or fraud may occur and not be detected.  Also,  projection of any evaluation of internal control to future periods is subject to the risk that it may become  inadequate  because of changes in conditions or that the  effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the specific internal control  components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial  statements being audited may occur and not be detected  within a timely  period by  employees  in the normal  course of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
September 30, 2001.

This report is intended solely for the  information  and use of management,  the
Board of Directors  of Security  Equity Fund,  and the  Securities  and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Kansas City, Missouri
November 2, 2001